Exhibit 99.2

SS&C Technologies, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition by SS&C Technologies, Inc. (the “Company”) of substantially all of the outstanding stock of Financial Models Company Inc. (“FMC”). The unaudited pro forma balance sheet is based on the individual balance sheets of the Company and FMC and has been prepared to reflect the acquisition by the Company of FMC as of March 31, 2005. The unaudited pro forma statement of operations is based on the individual statements of operations of the Company and FMC and combines the results of operations of the Company for the fiscal year ended December 31, 2004 with the results of operations of FMC for its fiscal year ended February 28, 2005 and the results of operations of the Company for the three months ended March 31, 2005 with the results of operations of FMC for the three months ended February 28, 2005, as if the acquisition occurred on January 1, 2004.

     These unaudited pro forma financial statements reflect a preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

     These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and FMC. The pro forma financial statements are for informational purposes only and do not necessarily reflect future results of operations or what the results of operations would have been had the Company and FMC been operating as a combined entity for a specified period. The pro forma adjustments are based on the information and assumptions available at the time of the filing.

SS&C Technologies, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2005
Dollars in thousands

			Pro Forma
	Historical	Historical	Adjustments			Pro Forma
	SS&C Technologies	FMC	(Note 2)			Combined
Current Assets:
Cash and cash equivalents	$22,965	$27,407	$(8,289)	(a	)	$42,083
Investments in marketable securities	85,284	—	(84,032)	(b	)	1,252
Accounts receivable, net	15,764	9,129				24,893
Prepaid expenses and other current assets	1,966	1,273				3,239

Total current assets	125,979	37,809	(92,321)			71,467

Fixed assets, net	5,137	5,308				10,445
Deferred income taxes	5,866	1,881				7,747
Goodwill	33,671	296	(296)	(c	)
			116,233	(d	)	149,904
Other intangible assets, net	22,197	—	47,299	(e	)	69,496

TOTAL ASSETS	192,850	45,294	70,915			309,059

Current Liabilities:
Current portion of long-term debt	—		25,000	(f	)	25,000
Accounts payable	1,411	7,711				9,122
Income taxes payable	3,169	6				3,175
Accrued employee compensation and benefits	2,632	1,468				4,100
Other accrued expenses	2,987	3,244	5,403	(g	)	11,634
Deferred income taxes	289	—				289
Deferred revenue	25,329	6,491				31,820

Total current liabilities	35,817	18,920	30,403			85,140

Long-term debt, excluding current portion	—	—	50,000	(f	)	50,000
Deferred income taxes			16,886	(h	)	16,886

Commitments and contingencies						—

Stockholders’ equity:
Common stock	314	31,113	(31,113)	(i	)	314
Additional paid in capital	186,039	203	(203)	(i	)	186,039
Intercompany	—	—				—
Accumulated other comprehensive income	672	227	(227)	(i	)	672
Retained earnings (deficit)	29,012	(5,169)	5,169	(i	)	29,012

	216,037	26,374	(26,374)			216,037
Less: cost of common stock in treasury, 8,191 shares	59,004	—				59,004

Total stockholders’ equity	157,033	26,374	(26,374)			157,033

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$192,850	$45,294	$70,915			$309,059

See accompanying notes

SS&C Technologies, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2004
Dollars in thousands, except per share data

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	FMC	(Note 3)		Combined
Revenues	$95,888	$55,972			$151,860

Cost of revenues	33,770	25,260	1,250	(a)
			3,053	(b)	63,333
Operating expenses:
Selling and marketing	10,734	7,054			17,788
Research and development	13,957	12,838	1,098	(c)	27,893
General and administrative	8,014	4,656			12,670
Corporate transaction costs	—	8,237	(8,237	)(d)	—

Total operating expenses	32,705	32,785	(7,139)		58,351

Income (loss) from operations	29,413	(2,073)	2,836		30,176

Interest and other income (expense), net	1,627	(114)	(2,619	)(e)	(1,106)

Income (loss) before income taxes	31,040	(2,187)	217		29,070

Provision (benefit) for income taxes	12,030	1,060	(1,828	)(f)	11,262

Net income (loss)	$19,010	$(3,247)	$2,045		$17,808

Basic earnings per share	$0.90				$0.84

Basic Weighted average number of common shares outstanding	21,185				21,185

Diluted earnings per share	$0.84				$0.79

Diluted weighted average number of common and common equivalent shares outstanding	22,499				22,499

See accompanying notes

SS&C Technologies, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Three months ended March 31, 2005
Dollars in thousands, except per share data

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	FMC	(Note 4)		Combined
Revenues	$27,416	$14,603			$42,019

Cost of revenues	9,808	6,377	328	(a)
			800	(b)	17,313
Operating expenses
Selling and marketing	2,443	1,973			4,416
Research and development	3,483	3,549	127	(c)	7,159
General and administrative	2,519	894			3,413
Corporate transaction costs		8,638	(8,638	)(d)	—

Total operating expenses	8,445	15,054	(8,511)		14,988

Income (loss) from operations	9,163	(6,828)	7,383		9,718

Interest and other income (expense), net	622	403	(1,116	)(e)	(91)

Income (loss) before income taxes	9,785	(6,425)	6,267		9,627

Provision (benefit) for income taxes	3,816	(362)	300	(f)	3,754

Net income (loss)	$5,969	$(6,063)	$5,967		$5,873

Basic earnings per share	$0.26				$0.26

Basic Weighted average number of common shares outstanding	23,018				23,018

Diluted earnings per share	$0.25				$0.24

Diluted weighted average number of common and common equivalent shares outstanding	24,169				24,169

See accompanying notes

Note 1 – The Transaction

     On April 19, 2005, SS&C Technologies, Inc. (the “Company”) purchased substantially all the outstanding stock of Financial Models Company, Inc. (“FMC”) for a purchase price of approximately $159.0 million plus an estimated $13.7 million in costs of effecting the transaction.

     The purchase price of the acquisition was allocated to the fair value of assets and liabilities acquired as follows (in thousands):

Current assets	$37,809
Fixed assets	5,308
Other assets	1,881
Intangible assets	47,299
Goodwill	116,233
Accounts payable and accrued expenses	(12,429)
Deferred revenues	(6,491)
Deferred income taxes	(16,886)

$172,724

Note 2 – Unaudited Pro Forma Combined Condensed Balance Sheet

     The following adjustments were applied to the historical balance sheets of the Company and FMC at March 31, 2005 to arrive at the unaudited pro forma combined condensed balance sheet (in thousands):

(a) To record cash payment for the purchase of employee stock options made in connection with the acquisition.	8,289

(b) To record cash payment for the purchase of FMC.

(c) To eliminate historical goodwill of FMC.

(d) To record the goodwill from the purchase:	116,233

(e) To record intangible assets of FMC at new fair value basis. Identified intangible assets consist of completed technology ($9,621), contractual relationships ($35,657), trade names ($808) and exchange relationships ($1,213).	47,299

(f) To record borrowings of $75,000 to fund the Company’s acquisition of FMC.

(g) To record an accrual for estimated transaction costs.	5,403

(h) To record the deferred tax liability associated with acquired intangible assets, using a combined basic Canadian federal and provincial income tax rate of 35.7%	16,886

(i) To eliminate the equity accounts of FMC.

Note 3 — Unaudited Pro Forma Combined Condensed Statement of Operations for the Year ended December 31, 2004

The following adjustments were applied to the historical statements of operations for the Company and FMC for the year ended December 31, 2004 (in thousands):

(a) To record the following for the year ended December 31, 2004:
Amortization of purchased technology from acquisition	1,250

The amortization of purchased technology has been calculated based on a new fair value basis of $9,621, amortized over estimated lives ranging from seven to ten years.

(b) To record the following for the year ended December 31, 2004:
Amortization of acquired contractual relationships, trade names and exchange relationships	3,053

The amortization of customer relationships and trade names has been calculated based on a new fair value basis of $37,678, amortized over estimated lives ranging from seven to 15 years.

(c) To record the following for the year ended December 31, 2004:
Reclassify research and development tax credits to comply with U.S. GAAP	1,098

(d) To record the following for the year ended December 31, 2004:
Elimination of costs related to the termination of a corporate transaction	8,237

(e) To record the following for the year ended December 31, 2004:
Decrease in interest income related to use of $84,000 in cash for the acquisition, using a 1.7% interest rate. Calculated beginning in June 2004, to reflect the actual initial receipt of cash from the Company’s follow-on public offering.	714

Increase in interest expense related to the borrowing of $75,000 to fund the acquisition, using an average borrowing rate of 2.5% for LIBOR rate loans	1,905

(f) To record the following for the year ended December 31, 2004:
Benefit for income taxes equal to 39% of FMC’s net loss, adjusted for pro forma entries.	(1,828)

Note 4 — Unaudited Pro Forma Combined Condensed Statement of Operations for the Three Months ended March 31, 2005

The following adjustments were applied to the historical statements of operations for the Company and FMC for the three months ended March 31, 2005 (in thousands):

(a) To record the following for the three months ended March 31, 2005:
Amortization of purchased technology from acquisition	328

The amortization of purchased technology has been calculated based on a new fair value basis of $9,621, amortized over estimated lives ranging from seven to ten years.

(b) To record the following for the three months ended March 31, 2005:
Amortization of acquired contractual relationships, trade names and exchange relationships	800

The amortization of customer relationships and trade names has been calculated based on a new fair value basis of $37,678, amortized over estimated lives ranging from seven to 15 years.

(c) To record the following for the three months ended March 31, 2005:
Reclassify research and development tax credits to comply with U.S. GAAP	127

(d) To record the following for the three months ended March 31, 2005:
Elimination of costs related to the termination of a corporate transaction	8,638

(e) To record the following for the three months ended March 31, 2005:
Decrease in interest income related to use of $84,000 in cash for the acquisition, using a 2.0% interest rate.	420

Increase in interest expense related to the borrowing of $75,000 to fund the acquisition, using an average borrowing rate of 3.7% for LIBOR rate loans	696

(f) To record the following for the three months ended March 31, 2005:
Benefit for income taxes equal to 39% of FMC’s net loss, adjusted for pro forma entries.	300